Exhibit 99.2

This Statement on Form 4 is filed by: (i) Spartan Acquisition Sponsor III LLC; (ii) AP Spartan Energy Holdings III, L.P.; (iii) Apollo ANRP Advisors III, L.P.; (iv) Apollo ANRP Capital Management III, LLC; (v) APH Holdings, L.P. and (vi) Apollo Principal Holdings III GP, Ltd.

Name of Designated Filer:  Spartan Acquisition Sponsor III LLC

Date of Event Requiring Statement:  March 16, 2022

Issuer Name and Ticker or Trading Symbol: Spartan Acquisition Corp. III [SPAQ]

Spartan Acquisition Sponsor III LLC

By:	AP Spartan Energy Holdings III, L.P.,
its sole member

By:	Apollo ANRP Advisors III, L.P.,
its general partner

By:	Apollo ANRP Capital Management III, LLC,
its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

AP Spartan Energy Holdings III, L.P.

By:	Apollo ANRP Advisors III, L.P.,
its general partner

By:	Apollo ANRP Capital Management III, LLC,
its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Apollo ANRP Advisors III, L.P.

By:	Apollo ANRP Capital Management III, LLC,
its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Apollo ANRP Capital Management III, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APH Holdings, L.P.

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Apollo Principal Holdings III GP, Ltd.

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

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